UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2024

TD SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California
(Address of principal executive offices)

94538
(Zip Code)

(510) 668-3400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 24, 2024, the board of directors (the “Board”) of TD SYNNEX Corporation (the “Company”) approved and adopted amended and restated bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws are effective September 24, 2024. Among other things, the amendments effected by the Amended and Restated Bylaws are as follows:
•Remove language originally included in the current amended and restated bylaws in connection with the merger between the Company and Tiger Parent (AP) Corporation (the “Merger”), many of which provisions ceased to have any effect after April 9, 2024, including, among other things, references generally to the rights or obligation set forth in that certain Investor Rights Agreement dated September 1, 2021, by and between the Company and Tiger Parent Holdings, L.P.
•Clarify timely notice requirements for a stockholder to make any nomination of a person for election to the Board at a special meeting, including by requiring the stockholders’ notice to be received not more than one hundred twenty (120) days prior to such special meeting and not later than the close of business of the ninetieth day prior to such special meeting, or, if later, then the close of business on the tenth (10th) day following the day on which public announcement of the date of such special meeting is first made.
•Update provisions relating to the list of stockholders entitled to vote at stockholder meetings to more closely align with recent amendments to the Delaware General Corporation Law.
•Provide that the Board shall have the power to adopt, amend or repeal the bylaws by the vote of at least a majority of the directors then in office, rather than the approval of at least sixty-six and two thirds of the total number of authorized directors.
•Provide that the stockholders shall have the power to adopt, amend or repeal the bylaws by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, rather than the holders of at least sixty-six and two thirds percent of such voting power, subject to any additional vote required by law or by the Company’s certificate of incorporation.
•Update provisions relating to the forum for adjudication of disputes, including, among other things:
◦adding that the Court of Chancery of the State of Delaware is the exclusive forum for any action or proceeding to interpret, apply, enforce, or determine the validity of the Company’s certificate of incorporation or the Amended and Restated Bylaws, unless the Company consents in writing to the selection of an alternative forum;
◦designating the federal district courts of the United States as the sole and exclusive forum for any complaint asserting a cause of action under the Securities Act of 1933, unless the Company consents in writing to the selection of an alternative forum;
◦providing that failure to enforce such provisions would cause the Company irreparable harm and the Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions.
The Amended and Restated Bylaws also incorporate ministerial, clarifying and conforming changes.
As the Company’s current certificate of incorporation provides that the Board shall have the power to adopt, amend or repeal the bylaws by a vote of at least sixty-six and two thirds of the authorized directors, and further provides that the stockholders shall have the power to adopt, amend or repeal the bylaws by an affirmative vote of the holders of at least sixty-six and two thirds percent of the voting power of the Company’s outstanding stock, the Board intends to approve, and submit to its stockholders for approval, amendments to its certificate of incorporation in connection with its next annual meeting to reduce such supermajority voting standard to a majority standard to align with these changes to the bylaws.
The foregoing description of amendments to the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as of September 24, 2024, a copy of which is attached as Exhibit 3(ii).1 to this report and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Board’s intention with respect to future amendments to its certificate of incorporation and submission thereof to the Company’s stockholders. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks detailed from time to time in TD SYNNEX’ filings with the Securities and Exchange Commission. The forward-looking statements in this Current Report are based on information available to TD SYNNEX as of the date hereof, and TD SYNNEX does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3(ii).1	Amended and Restated Bylaws, as of September 24, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2024	TD SYNNEX CORPORATION

	By:	/s/ David Vetter
David Vetter
Chief Legal Officer and Corporate Secretary